                                                                     Exhibit 5.1

SMITH, STRATTON,                        WILLIAM J. BRENNAN, III*     OF COUNSEL                     CHRISTINE L. NICI
WISE, HEHER & BRENNAN                   CHRISTOPHER S. TARR          HUGH D. WISE, JR.              CHRISTINE A. BEYER-SAVOCA
ATTORNEYS AT LAW                        ANN REICHELDERFER            JOHN ROBERT HEHER              MICHAEL P. LYNCH
600 COLLEGE ROAD EAST                   WENDY L. MAGER               ARTHUR S. LANE (1910-1997)     NANCY S. HEARNE
PRINCETON, NEW JERSEY 08540             RICHARD J. PINTO             JAMES SCOTT HILL               NANETTE M. EMBRES
(609) 924-6000                          BRIAN P. SULLIVAN*                                          PRISCILLA MAYE KUGEL
                                        SUZANNE M. McSORLEY          COUNSEL                        JOHN C. MUCCIFORI
FACSIMILE: (609) 987-6651               MARSHA E. NOVICK             ROBERT D. FRAWLEY              MICHAEL J. REILLY
                                        ROBERT C. JOHNSTON           F. CLIFFORD GIBBONS            MELODY G. CULTON
                                        PETER R. FREED*              ANTONIA M. MOTOLA              JANET C. WALSH
                                        THOMAS E. HASTINGS           IAN T. HAMMETT                 TODD A. BECK
                                        DIANE M. FRENIER                                            JOSEPH P. BARRETT
                                        PAUL H. SHUR                 STEPHANIE MONIQUE BOSWORTH     MICHAEL W. KIERNAN
                                        JAY A. GANZMAN               CHRISTOPHER P. MORRISON        PAUL J. COSGROVE
                                        WILLIAM E. McGRATH, JR.      MIYUKI KANEKO                  *CERTIFIED CIVIL
                                        THOMAS E. SCHORR             SCOTT C. PYFER                 TRIAL ATTORNEY
                                        YALE H. BOHN                 RICHARD J. ORR
                                        GERALD D. WIXTED             GRAYSON H. HEBERLEY III
                                        JEFFREY M. HALL              SUSAN L. OLGIATI
                                        EDWARD P. BROMLEY III        JAMES N. WELSH, III
                                        BRADLEY L. MITCHELL          LISA DORIO RUCH



                                                       October 27, 2000



Alteon Inc.
170 Williams Drive
Ramsey, New Jersey 07446

Ladies and Gentlemen:

         We have acted as counsel to Alteon Inc., a Delaware corporation, (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of 2,834,088 shares (the "Shares") of the Company's common stock, $.01 par value, (the "Common Stock") and 1,133,636 shares of Common Stock to be issued upon the exercise of warrants (the "Warrants") held by the selling stockholders (the "Warrant Shares"). The Selling Stockholders acquired one-half of the Shares (the "Acquired Shares") and one-half of the Warrants on September 29, 2000 pursuant to a Common Stock and Warrants Purchase Agreement dated as of September 29, 2000 (the "Agreement") and pursuant to the Agreement will acquire the balance of the Shares (the "Remainder Shares") and Warrants following the effective date of the Registration Statement.

         In connection with the Registration Statement, we have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Subject to the foregoing and on the basis of such examinations, we are of the opinion that (i) the Acquired Shares are legally issued, fully paid and nonassessable, (ii) the Remainder Shares, when issued, sold and delivered in the manner contemplated by, and in accordance with, the Agreement will be legally issued, fully paid and nonassessable and (iii) the

SMITH, STRATTON,
WISE, HEHER & BRENNAN



Warrant Shares, when issued, sold and delivered in the manner contemplated by, and in accordance with, the Warrants, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein and elsewhere in the Registration Statement and Prospectus. By filing this consent we do not admit that we come within the categories of persons whose consent is required under
Section 7 or the rules and regulations of the Securities and Exchange
Commission.

                                     Very truly yours,

                                     /s/ Smith, Stratton, Wise, Heher & Brennan
                                     Smith, Stratton, Wise,
                                       Heher & Brennan

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